Exhibit 99.2

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Announces Pricing of $220 Million of

Convertible Senior Notes in Private Offering

New York, NY – November 11, 2011 – Take-Two Interactive Software, Inc. (NASDAQ: TTWO) (the “Company”) today announced the pricing of $220 million of 1.75% convertible senior notes due 2016. In addition, the Company has granted the initial purchasers the option to purchase up to an additional $30 million of notes on the same terms and conditions to cover over-allotments. The Company had originally announced its plans to issue $200 million aggregate principal amount of its convertible senior notes due 2016.

The notes will pay interest semi-annually at a rate of 1.75% per annum and will mature on December 1, 2016. The notes will be convertible under certain circumstances and during certain periods at an initial conversion rate of 52.3745 shares of the Company’s common stock per $1,000 principal amount of notes (representing an initial conversion price of approximately $19.09 per share of common stock), subject to adjustment in certain circumstances. The initial conversion price represents a conversion premium of approximately 32.5% over the last reported sale price of the common stock on November 10, 2011 of $14.41 per share. Prior to June 1, 2016, the notes will be convertible only upon specified events and, thereafter, at any time. Upon conversion, the notes may be settled, at the Company’s election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock. The Company will not have the right to redeem the notes prior to maturity. Holders of the notes may require the Company to repurchase for cash all or part of their notes upon certain fundamental changes at a repurchase price equal to the principal amount of the notes to be repurchased plus accrued and unpaid interest.

The net proceeds from the sale of the notes will be used for general corporate purposes, which may include acquisitions and other strategic investments and the refinancing of indebtedness. The closing of the convertible senior notes offering is expected to occur on November 16, 2011, subject to the satisfaction of customary closing conditions.

The notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemptions from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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